Exhibit 99.1

ABIOMED ANNOUNCES Q1 FY 2019 RECORD REVENUE OF $180 MILLION, UP 36% OVER PRIOR YEAR

-      Completed Enrollment for the FDA STEMI DTU Safety and Feasibility Study

DANVERS, MA. — July 26, 2018 – ABIOMED, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart recovery and support technologies, today reported first quarter fiscal 2019 revenue of $180.0 million, an increase of 36% compared to revenue of $132.5 million for the same period of fiscal 2018. First quarter fiscal 2019 GAAP net income was $90.1 million or $1.95 per diluted share, up 141% compared to GAAP net income of $37.4 million or $0.82 per diluted share for the prior year period.

Recent financial and operating highlights include:

•	Worldwide Impella® heart pump revenue for the quarter totaled $173.7 million, an increase of 37% compared to revenue of $127.2 million during the same period of the prior fiscal year.

•

U.S. Impella heart pump revenue for the quarter totaled $151.7 million, an increase of 32% compared to revenue of $114.7 million during the same period in the prior fiscal year with U.S. patient usage of the Impella heart pumps up 30%.

•	Outside the U.S., Impella heart pump revenue for the quarter totaled $21.9 million, an increase of 75% compared to revenue of $12.5 million during the same period in the prior fiscal year.

•	Gross margin for first quarter 2019 was 82.9% compared to 83.5% during the same period in the prior fiscal year.

•	Operating income for the first quarter was $46.7 million, or 26.0% operating margin, compared to $33.1 million, or 25.0% operating margin in the prior fiscal year.

•

First quarter fiscal 2019 GAAP net income was $90.1 million, or $1.95 per diluted share, which benefited from $53.8 million, or $1.17 per diluted share, of excess tax benefits related to employee share-based compensation awards recorded as a reduction of income tax expense. This compared to GAAP net income of $37.4 million or $0.82 per diluted share for the prior fiscal year, which benefited from $16.8 million, or $0.37 per diluted share, of excess tax benefits.

•	The Company’s cash and marketable securities balance as of June 30, 2018 was $367.4 million. The Company currently has no debt.

•	In June 2018, the Company completed enrollment for its STEMI DTU safety and feasibility study and 30-day follow-up.

•	In June 2018, the Company received approval in India for Impella 2.5®, Impella CP® and Impella 5.0® and treated the first patient at Fortis Escorts Heart Institute in New Delhi.

•	On June 22, 2018, the Company held the inaugural Women’s Initiative for Heart Recovery Physician

Advisory Board meeting. Physicians collaborated to raise awareness of the expanded FDA indications for Impella for patients with peripartum and postpartum cardiomyopathy (PPCM) and spontaneous coronary artery dissection (SCAD).

“Abiomed reported a strong start to our fiscal year 2019,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, ABIOMED, Inc. “Abiomed is committed to sustainable growth and improving patient outcomes each quarter. We do this through advanced training, product enhancements and sharing of best practices derived from real world experience.”

FISCAL YEAR 2019 OUTLOOK

The Company is increasing the lower end of its fiscal year 2019 revenue guidance by $15 million to a new range of $755 million to $770 million, an increase of 27% to 30% over the prior fiscal year. The Company is maintaining its fiscal year 2019 guidance for GAAP operating margin in the range of 28% to 30%.

EARNINGS CONFERENCE CALL DETAILS

The Company will host a conference call to discuss the results at 8 a.m. ET on Thursday, July 26, 2018. The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Todd A. Trapp, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. ET July 26, 2018 through 11:00 a.m. ET on August 2, 2018. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 295-7159.

The ABIOMED logo, ABIOMED, IMPELLA, IMPELLA 2.5, IMPELLA 5.0, IMPELLA LD, IMPELLA CP, IMPELLA RP, IMPELLA BTR, IMPELLA 5.5, and IMPELLA ECP are registered marks or trademarks of ABIOMED, Inc., and are registered in the U.S. and certain foreign countries. AB5000 and cVAD REGISTRY, Recovering hearts. Saving lives. are trademarks of ABIOMED, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, ABIOMED, Inc. is a leading provider of medical devices that provide circulatory support.  Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of ABIOMED's existing and new products, the Company's progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Abiomed, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	June 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$61,288	$42,975
Short-term marketable securities	299,228	319,274
Accounts receivable, net	67,511	70,010
Inventories	55,781	50,204
Prepaid expenses and other current assets	13,489	11,808
Total current assets	497,297	494,271
Long-term marketable securities	6,887	37,502
Property and equipment, net	127,324	117,167
Goodwill	33,948	35,808
In-process research and development	15,837	16,705
Long-term deferred tax assets, net	115,049	70,746
Other assets	15,697	14,176
Total assets	$812,039	$786,375
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,673	$23,565
Accrued expenses	38,930	46,147
Deferred revenue	12,075	14,970
Total current liabilities	76,678	84,682
Other long-term liabilities	815	776
Contingent consideration	10,331	10,490
Long-term deferred tax liabilities	856	903
Total liabilities	88,680	96,851
Commitments and contingencies
Stockholders' equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	449	444
Authorized - 100,000,000 shares; Issued - 46,767,984 shares at June 30, 2018 and 46,100,649 shares at March 31, 2018
Outstanding - 44,876,271 shares at June 30, 2018 and 44,375,337 shares at March 31, 2018
Additional paid in capital	637,974	619,905
Retained earnings	230,523	140,457
Treasury stock at cost - 1,891,713 shares at June 30, 2018 and 1,725,312 shares at March 31, 2018	(134,674)	(67,078)
Accumulated other comprehensive loss	(10,913)	(4,204)
Total stockholders' equity	723,359	689,524
Total liabilities and stockholders' equity	$812,039	$786,375

Abiomed, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Revenue	$180,010	$132,468
Costs and expenses:
Cost of product revenue	30,850	21,862
Research and development	21,273	16,931
Selling, general and administrative	81,139	60,597
	133,262	99,390
Income from operations	46,748	33,078
Other income:
Investment income, net	1,551	635
Other income, net	188	79
	1,739	714
Income before income taxes	48,487	33,792
Income tax benefit (1)	(41,579)	(3,582)
Net income	$90,066	$37,374

Basic net income per share	$2.02	$0.85
Basic weighted average shares outstanding	44,546	43,895

Diluted net income per share (2)	$1.95	$0.82
Diluted weighted average shares outstanding	46,169	45,608
(1) Income tax benefit includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards	$53,837	$16,842
(2) Diluted net income per share includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards	$1.17	$0.37